Exhibit 99.1

Rex Energy Announces Interim 2012 Proved Reserves, 2013 Capital Budget and Guidance

•	2012 proved reserves increased 67% (34% excluding ethane) over 2011 year-end proved reserves

•	2013 production growth expected to be 34%—40% year-over-year

•	Oil and condensate production in 2013 expected to increase approximately 55% over 2012

•	Liquids production in 2013 expected to grow by approximately 70% year-over-year

STATE COLLEGE, PA., November 12, 2012 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today announced its total estimated proved oil and natural gas reserves as of October 31, 2012, its 2013 operating capital expenditures budget and guidance.

Estimated Proved Reserves

Rex Energy reported proved oil and natural gas reserves as of October 31, 2012 of 612.1 Bcfe, an increase of 67% over December 31, 2011. Of the 612.1 Bcfe of proved reserves, 39% was attributable to oil, natural gas liquids and condensate, assuming full ethane recoveries. Excluding ethane recoveries, proved reserves increased to 489.4 Bcfe, which is an increase of 34% over proved reserves as of December 31, 2011. The proved developed portion of the reserves increased to 260.8 Bcfe from 173.3 Bcfe as of December 2011. The proved reserves estimates as of October 31, 2012 were prepared by the company’s independent third-party reserve engineers, Netherland, Sewell & Associates, Inc. Rex Energy successfully replaced 1,009% of its estimated production of 19,886 MMcfe for the ten months ended October 31, 2012 with a proved reserves-to-production ratio of 25.7 years. For more information on proved reserves and related definitions, see “Note on Hydrocarbon Volumes and Estimates” below.

The following table summarizes the company’s proved reserves and Finding and Development Costs as of October 31, 2012 and December 31, 2010 and 2011:

	12/31/2010	12/31/2011	10/31/2012	Average
Proved Reserves (MMcfe)[1]	201,679	366,188	612,075	—
Production (MMcfe)	7,391	14,220	19,886	—
Drill-Bit Capital Deployed (millions)[2] (unaudited)	$78.0	$223.7	$156.2	—
Drill-Bit Finding and Development Cost ($/Mcfe)	$0.68	$1.44	$0.78	$0.97
All-In Capital Deployed (millions)[3] (unaudited)	$151.4	$302.4	$208.5	—
All-In Finding and Development Cost ($/Mcfe)	$1.97	$1.84	$0.85	$1.36

[1]	Values obtained from certified report from Netherland, Sewell & Associates, Inc. as of December 31, 2010, December 31, 2011, and October 31, 2012, respectively

[2]	Exploration and development capital employed. Unaudited estimates of exploration and development costs for the ten months ended October 31, 2012 were $156.2 million
[3]	Includes leasing and acreage acquisitions; unaudited estimates of total capital expenditures as of October 31, 2012 were $208.5 million

Drill-Bit Finding and Development Cost is defined as the sum of total capital deployed, less lease acquisitions, divided by total extensions and discoveries. All-In Finding and Development Cost is defined as the sum of total capital deployed divided by the sum of extensions, discoveries, acquisitions, divestitures, conversions, and revisions, less the prior period’s production. Finding and Development Cost per unit of production is a non-GAAP metric used by the industry, investors and analysts to measure the company’s ability to establish a long-term trend of adding reserves at a reasonable cost. The calculations presented by the company are based on estimated and unaudited costs incurred excluding estimated abandonment costs.

Below is a reconciliation of the changes in the company’s proved reserves between December 31, 2011 and October 31, 2012 (SEC pricing for the twelve months ended October 31, 2012 was $92.58/Bbl for oil and NGLs and $2.78/Mcf for natural gas, adjusted for contractual agreements).

	Natural Gas (Mmcf)	Oil (Mbbl)	C3+ NGLs (Mbbl)	Ethane (Mbbl)	Total (Mmcfe)
Balance – December 31, 2011	274,292	8,181	7,135	0	366,188
Extensions and discoveries	118,402	850	4,490	8,377	200,705
Estimated production[1]	(14,755)	(595)	(260)	0	(19,886)
Revisions to previous estimates	(6,468)	317	(467)	12,072	65,068

Balance – October 31, 2012[2]	371,471	8,753	10,898	20,449	612,075

Proved developed reserves as of October 31, 2012[3]	146,785	8,410	3,842	6,752	260,809

[1]	Unaudited 2012 production figures for the ten months ended October 31, 2012
[2]	Total proved reserves increased 67%
[3]	Proved developed reserves as of October 31, 2012 in Butler Operated Area include 40 Bcfe related to ethane

The following table summarizes Rex Energy’s total proved reserves by region as of October 31, 2012:

	Proved Reserves by Asset Area
	PDP (Mmcfe)	PDNP (Mmcfe)	PUD (MMcfe)	Total (MMcfe)	PV10 (M$)
Appalachia Basin
Butler Operated Area and Warrior Prospects	140,620	13,989	283,841	438,450	253,303
Westmoreland, Centre, Clearfield Counties—Non-Operated	48,989	4,337	67,210	120,536	37,758
All Other Appalachia	3,392	—	—	3,392	2,549
Illinois Basin	49,008	473	216	49,697	214,593

Total	242,009	18,799	351,267	612,075	508,203

PV-10 represents the present value, discounted at 10% per annum, of estimated future net cash flows of our estimated proved reserves before income tax and asset retirement obligations of our estimated proved reserves. PV-10 is a non-GAAP financial measure because it excludes the effect of income taxes and asset retirement obligations. The most directly comparable GAAP measure is standardized measure of discounted future net cash flows. Standardized measure is based on proved reserves as of fiscal year-end calculated using the unweighted arithmetic average first-day-of-month prices for the prior 12 months; it is not calculated on an interim basis. With respect to PV-10 calculated as of an interim date, as it has been for purposes of this release, it is not practicable to calculate taxes for the interim period of January 1, 2012 through October 31, 2012, and therefore it is also not practicable to reconcile PV-10 as of October 31, 2012 to standardized measure. Rex believes that PV-10 is a useful measure for evaluating the relative value of our oil and natural gas properties. Rex also believes that investors and securities analysts may use PV-10 as a basis for comparison of the relative size and value of our reserves to other companies. Rex uses PV-10 as one measure of the value of the company’s proved reserves and to compare relative values of reserves among exploration and production companies without regard to income taxes or asset retirement obligations. Rex also uses this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows as computed under GAAP.

Below is a summary of the number of net wells by proved reserve classification for the company’s Appalachian Basin as of October 31, 2012 and as of December 31, 2010 and 2011:

Total Company Net Appalachia Basin Wells[1]
	12/31/2010	12/31/2011	10/31/2012
PDP	12.8	37.1	51.1
PDNP	2.8	2.1	2.9
PUD	35.8	49.8	56.7

Total	51.4	89.0	110.7

PUD:PD Ratio	2.29	1.27	1.05

[1]	Includes Marcellus, Utica, and Upper Devonian wells only

The proved undeveloped to proved developed ratio for the period ending October 31, 2012 is 1.05 to 1.

Listed below are the improvements to EURs in our Marcellus areas ($ in millions):

	2011[1]	2012[2]	% Change
Butler (Operated)
EUR (Bcfe) without/with ethane	5.3/7.0	7.0/9.7	32%/39%
Well Cost ($ in millions)	$5.3	$6.5	23%
Westmoreland (Non-operated)
EUR (Bcfe)	4.2	5.9	40%
Well Cost ($ in millions)	$5.8	$5.9	2%

[1]	2011 figures based on 3,500’ lateral lengths and 12 stage conventional frac-type curve in development stage
[2]	2012 figures based on 4,000’ lateral lengths and 27-stage “Super-Frac” type-curve in development stage

2013 Capital Expenditures

The company announced the following operational capital expenditure budget for 2013 ($ in millions):

	Appalachia Basin – Butler Operated Area	Appalachia Basin – Ohio Utica	Appalachia Basin – Non Operated Area	Illinois Basin	Total
Drilling & Completion	$98-$103	$75-$87	$10	$21-$24	$204-$224
Tertiary Recovery Projects	—	—	—	$12	$12
Facilities and Equipment[1]	$2	—	—	$12	$14

Total 2013 Capital Budget[2,3]	$100-$105	$75-$87	$10	$45-$48	$230-$250

[1]	The company plans to execute capital improvement projects on two of its key water flood injection facilities
[2]	Approximately 95% of spending allocated towards liquids-rich opportunities
[3]	Reflects operational capital expenditures budget; land acquisition and capitalized interest expense is not included in the capital expenditures budget

2013 Operated & Non Operated Well Count
	Butler Operated Area	Warrior North Prospect	Warrior South Prospect	WPX Non- Operated Area	Illinois Basin
Wells Drilled	19 (13.3 net)	7 (7 net)	4 (3.1 net)	—	17 (17 net)
Wells Fractured and Completed	22 (15.4 net)	5 (5 net)	4 (3.1 net)	7 (2.8 net)	26 (26 net)
Wells Placed into Service	21 (14.7 net)	4 (4 net)	7 (5.4 net)	7 (2.8 net)	26 (26 net)
Wells Awaiting Completion at Year End 2013	15 (10.5 net)	3 (3 net)	—	—	—

Appalachian Basin – Butler Operated Area, Pennsylvania

In the Butler Operated Area, where Rex Energy serves as the operator and owns a 70% working interest, the company plans to drill 19 gross (13.3 net) wells, fracture stimulate 22 gross (15.4 net) wells and place 21 gross (14.7 net) wells into service during 2013. The company expects to have 15 gross (10.5 net) wells drilled and awaiting completion in Butler County at the end of 2013.

Appalachian Basin – Westmoreland, Clearfield and Centre Counties, Pennsylvania

In Westmoreland, Clearfield and Centre Counties, Pennsylvania, where WPX Energy serves as the operator and Rex Energy owns a 40% working interest, the company plans to fracture stimulate the remaining 7 gross (2.8 net) wells that are currently in inventory and place 7 gross (2.8 net) wells into service during 2013. The company does not anticipate having any wells awaiting completion in these areas at the end of 2013.

Appalachian Basin – Warrior North Prospect, Carroll County, Ohio

In the company’s Warrior North Prospect, located in Carroll County, Ohio, where Rex Energy serves as the operator at approximately 100% working interest, the company plans to drill 7 gross (7 net) wells, fracture stimulate 5 gross (5 net) wells and place 4 gross (4 net) wells into service during 2013. The company expects to have 3 gross (3.0 net) wells drilled and awaiting completion in Warrior North at the end of 2013.

Appalachian Basin—Warrior South Prospect, Guernsey, Noble & Belmont Counties, Ohio

In the company’s Warrior South Prospect, located in Noble, Guernsey and Belmont Counties, where Rex Energy has a joint development agreement with MFC Drilling and ABARTA Oil & Gas Co., the company plans to drill and fracture stimulate 4 gross (3.1 net) wells and place 7 gross (5.4 net) wells into service during 2013. The company does not expect to have any wells drilled and awaiting completion in Warrior South at the end of 2013.

Illinois Basin – Conventional

In the Illinois Basin, the company expects to drill and complete 17 wells, re-stimulate 9 wells place into service 26 wells in 2013. The company does not expect to have any wells awaiting completion in the Illinois Basin at the end of 2013.

Illinois Basin – ASP Project

In the Lawrence Field ASP project area, Rex Energy has allocated approximately $12 million of its 2013 operational capital expenditures budget to its enhanced oil recovery projects. A majority of the capital spending allocated to this project will be used for chemical injection of the Delta Unit.

2013 Guidance

Rex Energy has issued the following operational and financial guidance for 2013 ($ in millions):

Full Year 2013
Production	90.5-94.5 MMcfe/d
Lease Operating Expense	$58-$62
Cash G&A	$26-$29

Capital Expenditures[1]	$230-$250

[1]	Land acquisition and capitalized interest expense is not included in the capital expenditures budget

The company expects to grow its liquids production by approximately 70% in 2013 year-over year and expects its fourth quarter 2013 liquids production to make up approximately 30% of its total net volumes sold.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to our 2013 operational capital expenditures budge; drilling and completion schedules; anticipated fracture stimulation activities; plans for the ASP pilot in the Illinois Basin; expected increases in production; anticipated processing capacity constraints; projected composition of liquids; and the company’s financial guidance and projections for 2013 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” and similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

Note on Hydrocarbon Volumes and Estimates

The estimates of proved reserves in this release are based on a reserve report of our independent external reserve engineers as of October 31, 2012. “Proved reserves” are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The SEC permits publicly-reporting oil and gas companies to disclose “proved reserves” in their filings with the SEC. SEC rules also permit the disclosure of “probable” and possible” reserves. Rex Energy discloses proved reserves but does not disclose probable or possible reserves. In addition, we are prohibited from disclosing hydrocarbon quantities that do not constitute reserves in documents filed with the SEC.

We believe the data we prepared and supplied to our external reservoir engineers in connection with their preparation of the 10/31/12 reserve report, and the assumptions, forecasts, and estimates contained therein, are reasonable, however, we cannot assure that they will prove to have been correct. Estimates of reserves can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

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For more information, please visit our website or contact:

www.rexenergy.com

Tom Stabley

Chief Executive Officer

(814) 278-7215

tstabley@rexenergycorp.com

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com